Exhibit 10.5

EXECUTION COPY

SPECIAL CUSTODY and PLEDGE AGREEMENT

AGREEMENT (hereinafter “Agreement”), dated as of October 19, 2017, among State Street Bank and Trust Company, a Massachusetts trust company, in its capacity as custodian hereunder (“Custodian”), NexPoint Capital, Inc. (the “Fund”), and BNP Paribas Prime Brokerage International, Ltd. (the “Counterparty”).

WHEREAS, Fund and BNP Paribas Prime Brokerage, Inc. have entered into a U.S. Prime Brokerage Agreement and attachments thereto (as amended from time to time, the “U.S. PB Agreement”); and

WHEREAS, Fund will provide Collateral (as defined herein) to Counterparty to secure obligations owing by the Fund to the Counterparty, including under a Committed Facility Agreement between Fund, and Counterparty (the “Committed Facility Agreement”) and has opened an account with Counterparty (the “Account”) and for those purposes has entered into an account agreement with Counterparty as part of the U.S. PB Agreement and the PBI Agreement by and among Fund, BNP Paribas Prime Brokerage International, Ltd., and BNP Paribas, New York Branch (the “Arranged Financing Agreement”, together with the U.S. PB Agreement, the “Account Agreement”, and the Account Agreement together with the Committed Facility Agreement, the “40 Act Financing Agreements”); and

WHEREAS, Counterparty is required to comply with applicable laws and regulations pertaining to extensions of credit and borrowing of securities, including the margin regulations of the Board of Governors of the Federal Reserve System and of any relevant securities exchanges and other self-regulatory associations (collectively, the “Margin Rules”) and Counterparty’s internal policies; and

WHEREAS, to facilitate extensions of credit and the borrowing of securities from the Counterparty, the Fund and Counterparty desire to establish procedures for compliance with the Margin Rules; and

WHEREAS, Custodian, as custodian of certain assets of the Fund pursuant to a custody agreement (as amended, restated, modified, or supplemented from time to time, the “Custody Agreement”), is prepared to act as custodian for Collateral pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, it is agreed as follows:

(1) As used herein, capitalized terms have the following meanings unless otherwise defined herein:

“Adequate Performance Assurance” shall mean such Collateral placed in the Special Custody Account (as such term is hereinafter defined) as is adequate under the Margin Rules and the terms of the Committed Facility Agreement and, to the extent such Committed Facility Agreement (i) has been terminated or the commitment therein has expired or (ii) is otherwise inapplicable to any portion of the Collateral, the Account Agreement.

“Advice from Counterparty” means a notice or entitlement order (as defined in Section 8-102 of the UCC (as defined herein)) delivered by an Authorized Representative of Counterparty to the Fund or Custodian, as applicable hereunder, communicated: (i) in writing; (ii) by a facsimile-sending device; or (iii) in cases of notices referred to in paragraph 8 hereof, by telephone to a person designated by the Fund or Custodian in writing as authorized to receive such advice or, in the event that no such person is available, to any officer of the Fund or Custodian and confirmed in writing promptly thereafter. A duly-authorized officer of Counterparty will certify to Custodian, on Appendix A attached, the names and signatures of those employees of Counterparty who are authorized to sign Advices from Counterparty (each, an “Authorized Representative of Counterparty”), which certification may be amended from time to time. The term “Authorized Representative of Counterparty” shall also include any person who has apparent authority as an officer, director, principal or manager of the Counterparty to sign Advices from Counterparty, even in the event that such person has not been specifically named on or provided a specimen signature on Appendix A.

“Business Day” means a day on which the New York Stock Exchange is open for business.

“Collateral” means U.S. cash, U.S. government securities, or other U.S. margin-eligible securities acceptable to the Counterparty and Custodian which are pledged to the Counterparty as provided herein.

“Instructions from Fund” means a request, direction or certification in writing signed in the name of the Fund by a person authorized by the Fund, on Appendix B attached (as may be amended from time to time), and delivered to Custodian or transmitted to it by a facsimile-sending device, except that instructions to pledge initial or additional Collateral may be given by telephone and thereafter confirmed in writing signed in the name of the Fund by a person authorized in writing by the Fund.

(2) (a) Upon instructions from the Fund, Custodian, in its capacity as a Securities Intermediary as defined in Revised Article 8 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “UCC”), to the extent the same may be applicable, or in applicable federal law or regulations, shall segregate Collateral on its books and records as an account for Counterparty entitled “BNP Paribas Prime Brokerage International, Ltd., Pledgee of NexPoint Capital, Inc.” (“Special Custody Account”) and shall hold therein for the Counterparty as pledgee upon the terms of this Agreement all Collateral. The Custodian hereby agrees that any Collateral except U.S. cash held in the Special Custody Account shall be treated as a financial asset for purposes of the UCC to the extent the same may be applicable, and Custodian shall elect to hold such Collateral that is U.S. cash as a deposit in its capacity as a “bank” as such term is defined in Section 9-102(a)(8) of the UCC, which deposit account shall constitute part of, and be maintained in the same manner as, the Special Custody Account. The Fund agrees to instruct Custodian through Instructions from Fund as to the cash and specific securities which Custodian is to identify on its books and records as pledged to the Counterparty as Collateral in the Special Custody Account.

(b) Provided that the Third Party Lending Operational Procedures Agreement has been executed by the Custodian, the Fund and Counterparty, upon receipt of an Advice from Counterparty, Custodian shall release Collateral identified by Counterparty from the Special Custody Account to the Fund’s custody account established pursuant to the terms of the Custody Agreement (the “Released Collateral”) for purposes of delivering such Released Collateral to Counterparty pursuant to the Third Party Lending Operational Procedures Agreement by and among the Custodian, the Fund and Counterparty. The Fund hereby directs and authorizes Custodian to make such release, and any such Advice from Counterparty shall be “Proper Instructions” in accordance with the Custody Agreement. In the event that there is inadequate Collateral in the Special Custody Account to satisfy such Advice from Counterparty, Custodian shall notify Counterparty and Fund of the shortfall amount, and other than issuing such notice, Custodian shall have no responsibility hereunder with respect to such Advice from Counterparty.

(c) The Fund agrees to provide and at all times maintain Adequate Performance Assurance in the Special Custody Account pursuant to the terms and conditions of this Agreement. Such Collateral (a) may be released only in accordance with the terms of this Agreement; and (b) except as required to be released hereunder to the Counterparty, shall not be made available to the Counterparty or to any other person claiming through the Counterparty, including creditors of the Counterparty. Custodian will maintain accounts and records for the Collateral in the Special Custody Account separate from the accounts and records of any other property of the Fund which may be held by Custodian, subject to the interest therein of the Counterparty as the pledgee thereof in accordance with the terms of this Agreement. Such security interest in any item of Collateral will terminate at such time as such item of Collateral is released to the Fund as provided in paragraph 4 hereof.

Unless otherwise instructed in writing by the Fund, all distributions on Collateral received by Custodian and any proceeds of transfer or other payments with respect to Collateral in the Special Custody Account, including, but not limited to, interest and dividends, shall not constitute Collateral and shall be delivered to the Fund’s custody account. As between the Fund and the Counterparty, the Fund agrees to instruct the Custodian to credit any distribution on Collateral from a corporate action, redemption or issuer call received by the Custodian to the Special Custody Account as additional Collateral and shall be held in the Special Custody Account as Collateral until released therefrom or withdrawn in accordance with this Agreement.

(d) The Fund, the Counterparty and Custodian agree that Collateral will be held for the Counterparty in the Special Custody Account by Custodian under the terms and conditions of this Agreement and that the Custodian will take such actions with respect to any Collateral in the Special Custody Account (including without limitation the delivery thereof in accordance with paragraph 8) as the Counterparty shall direct in an Advice from Counterparty, without further consent of the Fund.

(e) The Fund hereby grants a continuing security interest to the Counterparty in: (a) the Special Custody Account and all Collateral and other financial assets credited thereto, from time to time, and (b) all proceeds of the foregoing to secure the Fund’s obligations to the Counterparty under the Account Agreement. Custodian shall have no responsibility for the validity or enforceability of such security interest.

(3) Custodian will confirm in writing to the Counterparty and the Fund, within one Business Day, all pledges, releases or substitutions of Collateral and will supply the Counterparty and the Fund with a monthly statement of Collateral in the Special Custody Account and transactions in the Special Custody Account during the preceding month. Custodian will also advise the Counterparty and the Fund upon reasonable request, of the kind and amount of Collateral pledged to the Counterparty.

(4) Custodian agrees to release Collateral from the Special Custody Account only upon receipt of an Advice from Counterparty (including for whatever uses are permissible under the Committed Facility Agreement and Account Agreement, though Custodian shall at no time have responsibility for determining whether Counterparty is in compliance with those permissible uses). Counterparty agrees, upon request of the Fund, to provide such an Advice from Counterparty with respect to Collateral selected by the Fund directing the release of such Collateral to the Fund: (a) if said Collateral represents an excess in value of the Collateral necessary to constitute Adequate Performance Assurance at that time; (b) against receipt in the Special Custody Account of substitute Collateral having a value at least equal (with any remaining Collateral) to Adequate Performance Assurance; or (c) upon termination of the Fund’s accounts with Counterparty and settlement in full of all transactions therein and any amounts owed to the Counterparty with respect thereto. It is understood that the Counterparty will be responsible for valuing Collateral; Custodian at no time has any responsibility for determining whether the value of Collateral is equal in value to Adequate Performance Assurance.

(5) The Fund represents and warrants to the Counterparty that securities pledged to the Counterparty shall be in good deliverable form (or Custodian shall have the unrestricted power to put such securities into good deliverable form), and that Collateral in the Special Custody Account will not be subject to any liens or encumbrances other than the lien in favor of the Counterparty contemplated hereby. The Fund shall promptly notify the Counterparty in the event that Collateral in the Special Custody Account is subject to any levy, lien, charge, claim, court order or other process purporting to affect the Collateral other than in favor of the Counterparty as contemplated hereby. Each party hereto hereby represents that this Agreement is the legal, valid and binding obligation of such party.

(6) Collateral in the Special Custody Account shall at all times remain the property of the Fund subject only to the extent of the interest and rights therein of the Counterparty as the pledgee and secured party thereof. Custodian represents that Collateral in the Special Custody Account is not subject to any other lien, charge, security interest or other right or claim of Custodian or any person claiming through Custodian, and Custodian hereby waives any right, charge, security interest, lien or right of set off of any kind which it may have or acquire with respect to the Collateral in the Special Custody Account. Except for the claims and interests of the Counterparty and the Fund, the Custodian has not, to the best of its knowledge, received written notice of any claim to, or interest in, the Special Custody Account, any financial asset credited thereto or any security entitlement in respect thereof. Custodian shall use commercially reasonable efforts to notify the Counterparty and the Fund as soon as practicable if Custodian receives any notice of levy, lien, court order or other process purporting to affect the Collateral.

(7) The Counterparty shall, on each Business Day, compute the aggregate net credit or debit balance under the Account Agreement, and advise the Fund by 11:00 A.M. New York time of the amount of the net debit or credit, as the case may be. If a net debit balance exists on such day, the Fund will cause, by the close of business on such day, an amount of Collateral to be deposited in the Special Custody Account to provide Adequate Performance Assurance related to such net debit balance; provided that, in the event that Counterparty advises the Fund of such net debit balance after 11:00 A.M., then such amount of Collateral shall be deposited in the Special Custody Account by the close of business on the following Business Day. Counterparty will charge interest on debit balances in accordance with Counterparty’s policies as set forth in the Committed Facility Agreement (and to the extent such Committed Facility Agreement has been terminated or the commitment therein has expired, the Account Agreement) and Counterparty will not pay interest on credit balances. Balances will be appropriately adjusted when extensions of credit are closed out.

(8) The occurrence of any of the following constitutes a default by the Fund hereunder (a “Fund Default”): (a) a Default (as defined in the Committed Facility Agreement) or (b) an Event of Default (as defined in the Account Agreement). Upon Counterparty’s determination that a Fund Default has occurred, if Counterparty wishes to declare such default, Counterparty shall notify the Fund in an Advice from Counterparty of such Fund Default. After transmittal by Counterparty of such Advice from Counterparty, Counterparty may thereupon take Default Action or any other action permitted pursuant to the 40 Act Financing Agreements, including without limitation, the conversion of any convertible securities or exercise of Fund’s rights in warrants (if any) held in the Special Custody Account, the buy-in of any securities of which the Special Custody Account may be short, and the sale of any or all property or securities in the Special Custody Account to the extent necessary to satisfy Fund’s obligations to Counterparty (in which event such Collateral shall be delivered to Counterparty as directed in an Advice from Counterparty). Any sale of Collateral made hereunder shall be made in accordance with the provisions of the New York Uniform Commercial Code. Fund shall be liable to Counterparty for any deficiency which may exist after the exercise by Counterparty of its rights and remedies as aforesaid. Any surplus resulting from the sale of Collateral shall be transmitted to Custodian. Counterparty shall notify Fund of any deficiency remaining thereafter in an Advice from Counterparty. Any such sale of Collateral held in the Special Custody Account shall be made only after such Collateral has been withdrawn from the Special Custody Account by Counterparty.

(9) The Counterparty hereby covenants, for the benefit of the Fund, that the Counterparty will not instruct Custodian pursuant to an Advice from Counterparty to deliver Collateral free of payment with respect to any sale of Collateral pursuant to paragraph 8 until after the occurrence of the events set forth in paragraph 8. The foregoing covenant is for the benefit of the Fund only and shall in no way be deemed to constitute a limitation on Custodian’s obligation to act upon instructions pursuant to an Advice from Counterparty and Custodian’s obligation to act upon such instructions, which instructions, for the avoidance of doubt, may include directions to deliver Collateral to Counterparty other than pursuant to paragraph 8 (including for other permissible uses under the 40 Act Financing Agreements). Custodian shall not be required to make any determination as to whether such delivery is made in accordance with any provisions of this Agreement or any other agreement between the Counterparty and the Fund. Custodian will, however, provide prompt telephone notice to an officer of the Fund of receipt by Custodian of an Advice from Counterparty to deliver Collateral.

(10) Reserved.

(11) Custodian’s duties and responsibilities are set forth in this Agreement. Custodian shall act only upon receipt of an Advice from Counterparty regarding release of Collateral, except as required by applicable law. Custodian shall not be liable or responsible for anything done, or omitted to be done by it in good faith and in the absence of negligence and may rely and shall be protected in acting upon any Advice from Counterparty which it reasonably believes to be genuine and authorized. As between the Fund and Custodian, the terms of the Custody Agreement shall apply with respect to any losses or liabilities of such parties arising out of matters covered by this Agreement; for the avoidance of doubt, each Advice from Counterparty shall be considered a “Proper Instruction” under the Custody Agreement and as such is subject to the terms of the Custody Agreement and, in particular, the Fund’s indemnity of the Custodian thereunder. As between Custodian and Counterparty, Counterparty shall indemnify and hold Custodian harmless from and against any losses or liabilities (including reasonable legal fees) imposed on or incurred by Custodian subsequent to the taking of any action, or arising out of any omission, of Custodian in compliance with any Advice from

Counterparty, except to the extent that any such loss or liability (i) results from Custodian’s negligence, fraud, recklessness, willful misconduct or bad faith; or (ii) represents special, consequential, punitive, exemplary or incidental damages. In matters concerning or relating to this Agreement, Custodian shall not be liable for the acts or omissions of any of the other parties to this Agreement. In matters concerning or relating to this Agreement, Custodian shall not be responsible for compliance with any statute or regulation regarding the establishment or maintenance of margin credit, including but not limited to Regulations T or X of the Board of Governors of the Federal Reserve System, the OCC or the Securities and Exchange Commission. Custodian shall have no duty to require any cash or securities to be delivered to it or to determine that the amount and form of assets deposited in the Special Custody Account comply with any applicable requirements. Custodian may hold the securities in the Special Custody Account in bearer, nominee, book-entry, or other form and in any depository or clearing corporation (including omnibus accounts), with or without indicating that the securities are held hereunder; provided, however, that all securities held in the Special Custody Account shall be identified on Custodian’s records as subject to this Agreement and shall be in a form that permits transfer at the direction of Counterparty without additional authorization or consent of the Fund.

Neither Counterparty nor Custodian shall be responsible or liable for any losses resulting from nationalization, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the property in the Special Custody Account; acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event beyond the control of such party or its agents (any such event, a “Force Majeure Event”); provided, that, as between the Fund and Counterparty, should any Force Majeure Event occur with respect to Custodian and such event (a) prevents or would prevent Custodian from releasing the Collateral to Counterparty upon an Advice from Counterparty directing such release or (b) would inhibit Counterparty’s ability to monitor the amount of Collateral in the Special Custody Account (each of (a) and (b), a “Custodian Failure Event”), then during the period from the day on which the Force Majeure Event begins (the “Force Majeure Event Day”) up to the day on which the relevant Custodian Failure Event is no longer occurring, for purposes of determining whether the Fund has met its obligation to provide and maintain Adequate Performance Assurance under this Agreement or to meet the Collateral Requirements (as defined in the Committed Facility Agreement), Counterparty shall take account only of the Collateral that was in the Special Custody Account on the Business Day immediately prior to the Force Majeure Event Day. Neither Counterparty nor Custodian shall be liable for indirect, special, or consequential damages even if advised of the possibility or likelihood thereof. This paragraph shall survive the termination of this Agreement.

(12) All charges for Custodian’s services under this Agreement shall be paid by the Fund.

(13) The Counterparty shall not be liable for any losses, costs, damages, liabilities or expenses suffered or incurred by the Fund as a result of any transaction executed hereunder, or any other action taken or not taken by the Counterparty hereunder for the Fund’s account at Fund’s direction or otherwise, except to the extent that such loss, cost, damage, liability or expense is the result of the Counterparty’s gross negligence or willful misconduct.

(14) No amendment of this Agreement shall be effective unless in writing and signed by an authorized officer of each of the Counterparty, the Fund and Custodian.

(15) Written communications hereunder, other than an Advice from Counterparty, shall be sent by facsimile-sending device or telegraphed when required herein, hand delivered or mailed first class postage prepaid, except that written notice of termination shall be sent by certified mail, in any such case addressed:

(a)	if to Custodian, to:	State Street Bank and Trust Company
Channel Center
1 Iron Street, 6th Floor
Boston, MA 02110
Attention: Brett Fernquist, Managing Director
Facsimile: 617-937-0533
Telephone: 617-662-1484

(b)	if to the Fund, to:	NexPoint Capital, Inc.
300 Crescent Court Suite 700
Dallas TX 75201
Attention : Carter Chism
Phone: 972-628-4100
Fax: 972-628-4155
Email: R-Operations@HighlandCapital.com

(c)	if to the Counterparty, to:	BNP Paribas Prime Brokerage International, Ltd.
787 Seventh Avenue
New York, NY 10019
Attention: Alex Bergelson
Fax No.: 201-850-4601
Phone No.: 212-471-6533
BNP Paribas
525 Washington Boulevard
Jersey City, NJ 07310
Attn: David Koppel
Tel: 201-850-5391
Fax: 201-850-4618

Copies of Custodian’s confirmations, statements and advices issued pursuant to paragraph 3 should be sent to:

State Street Bank and Trust Company
Channel Center
1 Iron Street, 6th Floor
Boston, MA 02110
Attention: Brett Fernquist, Managing Director
Facsimile: 617-937-0533
Telephone: 617-662-1484

(16) Any of the parties hereto may terminate this Agreement by thirty (30) days’ prior written notice to the other parties hereto; provided, however, that the status of any Collateral pledged to the Counterparty at the time of such notice shall not be affected by such termination until the release of such pledge pursuant to the terms of the Account Agreement and any applicable Margin Rules. Upon termination of this Agreement or the Custody Agreement, (a) all assets of the Fund held in the Special Custody Account shall be transferred to a successor custodian specified by the Fund and acceptable to Counterparty in its good faith discretion.

(17) Nothing in this Agreement prohibits the Counterparty, the Fund or Custodian from entering into similar agreements with others in order to facilitate options or other derivatives transactions.

(18) Custodian has not entered into, and until the termination of this Agreement will not enter into, any agreement with any person (other than the Counterparty) relating to the Special Custody Account and/or any financial asset credited thereto pursuant to which it has agreed, or will agree, to comply with entitlement orders of such person.

(19) If any provision or condition of this Agreement shall be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby and this Agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

(20) All references herein to times of day shall mean the time in New York, New York, U.S.A.

(21) This Agreement and its enforcement (including, without limitation, the establishment and maintenance of the Special Custody Account and all interests, duties and obligations related thereto) shall be governed by the laws of the State of New York without regard to its conflicts of law rules. This Agreement shall be binding on the parties and any successor organizations thereof irrespective of any change or changes in personnel thereof. The parties to this Agreement hereby submit to the exclusive jurisdiction of the courts of New York, including any appellate courts thereof. The parties to this Agreement also hereby agree to waive their rights to a jury trial.

(22) This Agreement may be signed in counterparts, all of which shall constitute but one and the same instrument.

(23) Counterparty, may, upon thirty (30) days’ written notice to the Fund and Custodian, assign its rights to any interest under this agreement to any affiliate of Counterparty in accordance with the terms of the Account Agreement.

(24) For the avoidance of doubt, as between the Custodian and the Fund, the confidentiality provisions of the Custody Agreement shall apply with respect to this Agreement. The Counterparty agrees that it shall maintain, and shall instruct its past, present and future agents, attorneys and accountants to maintain, the confidentiality of the terms of this Agreement, and shall not discuss or disclose, nor authorize such agents, attorneys or accountants to discuss or disclose, directly or indirectly, to any person the existence or terms of this Agreement, other than as may be legally required pursuant to applicable law or regulation. Notwithstanding the foregoing, Counterparty may disclose the existence or terms of this Agreement to any governmental agency or regulatory body having or claiming to have authority to regulate or oversee any aspect of Counterparty’s business in connection with the exercise of such authority or claimed authority. The Counterparty agrees that there shall be no publicity, directly or indirectly, concerning any aspect of this Agreement.

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the date and year first written above.

NEXPOINT CAPITAL, INC.

By:	/s/ Frank Waterhouse
Name:	Frank Waterhouse
Title:	Treasurer

BNP PARIBAS PRIME BROKERAGE, INC.

By:	/s/ Jeffrey Lowe
Name:	Jeffrey Lowe
Title:	Managing Director

By:	/s/ JP Muir
Name:	JP Muir
Title:	Managing Director

STATE STREET BANK AND TRUST COMPANY

By:	/s/ James F. Smith
Name:	James F. Smith
Title:	Managing Director

APPENDIX A

TO

SPECIAL CUSTODY AND PLEDGE AGREEMENT

AUTHORIZED PERSONS FOR COUNTERPARTY

The undersigned hereby represents and warrants to the Fund and Custodian that each person specifically identified below has actual authority to act, and as such, is authorized and empowered for and on behalf of Counterparty to deliver Advices from Counterparty.

Daily Collateral Movements (e.g., approving releases)

Name		Telephone/Fax	Signature
1.	Dave Koppel	Tel: 201-850-5391
Fax. 201-850-4618
2.	Vincent Gazzillo	Tel: 201-850-4163
Fax: 201-850-6594
3.	Dean Anastos	Tel: 201-850-5293
Fax: 201-850-6594
4.	Jeff Hoffmann	Tel: 201-850-5376
Fax: 201-850-6594
5.	Thomas Anderson	Tel: 201-850-4161
Fax: 201-850-6594
6.	Cindy Yeung	Tel: 201-850-5480
Fax: 201-850-6594

Authorized by:
Name:
Title:
Date:

APPENDIX B

TO

SPECIAL CUSTODY AND PLEDGE AGREEMENT

AUTHORIZED PERSONS FOR NEXPOINT CAPITAL, INC

Custodian and Counterparty are directed to accept and act upon Instructions from the Fund received from any one of the following persons at NexPoint Capital, Inc., acting as authorized by the Fund.

NAME	TELEPHONE/FAX	SIGNATURE
1.		1.
2.		2.
3.		3.
4.		4.
5.		5.
6.		6.
7.		7.

Authorized by:
Name:
Title:
Date: